EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING
ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the sale of shares on the NASDAQ Global Select Market.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
12/21/20111	Sale	$10.1237	16,651
12/22/20112	Sale	10.2203	12,774
12/23/2011	Sale	10.2000	1,622
12/27/2011	Sale	10.0000	200
12/28/20113	Sale	9.8949	14,321
12/29/20114	Sale	10.0378	39,334
12/30/20115	Sale	10.1760	12,769
1/3/20126	Sale	10.2290	22,638
1/4/20127	Sale	10.1753	22,067
1/5/20128	Sale	10.1823	12,878
1/6/20129	Sale	10.2292	7,789
1/9/201210	Sale	10.1844	21,472
1/10/201211	Sale	10.2828	13,617
1/11/201212	Sale	10.3219	6,464
1/12/201213	Sale	10.3211	20,799

1 This transaction was executed in multiple trades at prices ranging from $10.03 - 10.30.
2 This transaction was executed in multiple trades at prices ranging from $10.20 - 10.25.
3 This transaction was executed in multiple trades at prices ranging from $9.85 - 10.00.
4 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.13.
5 This transaction was executed in multiple trades at prices ranging from $10.10 - 10.21.
6 This transaction was executed in multiple trades at prices ranging from $10.15 - 10.37.
7 This transaction was executed in multiple trades at prices ranging from $10.10 - 10.25.
8 This transaction was executed in multiple trades at prices ranging from $10.15 - 10.20.
9 This transaction was executed in multiple trades at prices ranging from $10.20 - 10.30.
10 This transaction was executed in multiple trades at prices ranging from $10.15 - 10.25.
11 This transaction was executed in multiple trades at prices ranging from $10.25 - 10.33.
12 This transaction was executed in multiple trades at prices ranging from $10.30 - 10.34.
13 This transaction was executed in multiple trades at prices ranging from $10.25 - 10.34.